Exhibit 10.3

AMENDMENT NO. 6 TO

EMPLOYMENT AGREEMENT

This Amendment No. 6 to the Employment Agreement (“Amendment”), dated September 4, 2019, is by and between Drone Aviation Holding Corp., a Nevada corporation with an address 11651 Central Parkway #118, Jacksonville, FL 32224 (the “Company”), and Daniyel Erdberg (the “Executive”).

WHEREAS, the parties entered into an Employment Agreement on May 18, 2015 (the “Employment Agreement”); and

WHEREAS, the parties entered into an Amendment No. 1 on October 2, 2015 (Erdberg Amendment No. 1); and

WHEREAS, the parties entered into an Amendment No. 2 on April 27, 2016 (Erdberg Amendment No. 2); and

WHEREAS, the parties entered into an Amendment No. 3 on September 26, 2016 (Erdberg Amendment No. 3); and

WHEREAS, the parties entered into an Amendment No. 4 on August 3, 2017 (Erdberg Amendment No. 4); and

WHEREAS, the parties entered into an Amendment No. 5 on December 4, 2018 (Erdberg Amendment No. 5); and

WHEREAS, the parties wish to further amend the Employment Agreement as set forth below, with the understanding that all other provisions of the Employment Agreement shall remain unchanged;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.	Section 2 of the Employment Agreement – Duties – is hereby modified in its entirety as follows:

Duties. The Employee shall serve as Chief Executive Officer and President of the Corporation, with such duties, responsibilities and authority as are commensurate and consistent with his position, as may be, from time to time, assigned to him by the Board of Directors (the “Board”) of the Corporation. The Employee shall also serve as a member of the Company’s Board. During the Term (as defined in Section 3.), the Employee shall devote all of his full business time and efforts to the performance of his duties hereunder unless otherwise authorized by the Board. Notwithstanding the foregoing, the expenditure of reasonable amounts of time by the Employee for the making of passive personal investments, the conduct of business affairs and charitable and professional activities shall be allowed, provided such activities do not materially interfere with the services required to be rendered to the Corporation hereunder and do not violate the restrictive covenants set forth in Section 9 below.

2.	Section 3 of the Employment Agreement – Term of Employment – is hereby extended from December 31, 2019 to December 31, 2020.

3.	Section 4 of the Employment Agreement- Compensation of Employee- is hereby modified to $250,000 annual base salary and entitled to receive an annual cash bonus in an amount equal to up to one hundred fifty percent (150%) of the current base salary.

The terms and conditions of all other sections of the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first stated above.

DRONE AVIATION HOLDING CORP.

By:	/s/ David Aguilar
Name:	David Aguilar
Title:	Chairman of the Board

By:	/s/ Daniyel Erdberg
Name:	Daniyel Erdberg

2